ARGUSS HOLDINGS, INC.
                                   EXHIBIT 21
                      SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1999


                                 State of           Names Used
       Subsidiary             Incorporation         in Business
       ----------             -------------         -----------

Arguss Services Corp.           Delaware       Arguss Services

Arguss Communications
 Group, Inc.                    Delaware       Arguss Communications Group, Inc.
                                               Arguss Fiber Services
                                               White Mountain Cable Construction
                                               TCS Communications
                                               Can-Am Construction
                                               Schenck Communications
                                               Underground Specialties
                                               Aspen International Cable

White Mountain Cable
 Construction of Alaska, Inc.   Alaska         Schenck Communications

Conceptronic, Inc.              Delaware       Conceptronic



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